Exhibit 10.1

EXECUTION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of September 11,  2013, is entered into by and among SANCHEZ ENERGY CORPORATION, a Delaware corporation (“Sanchez”), SEP HOLDINGS III, LLC, a Delaware limited liability company (“SEP”), SN MARQUIS LLC, a Delaware limited liability company (“SN Marquis”), and SN COTULLA ASSETS, LLC, a Texas limited liability company (“SN Cotulla”; together with Sanchez, SEP and SN Marquis, collectively, the “Borrowers” and each, a “Borrower”), the Lenders party hereto, and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrowers, the Lenders and the Administrative Agent previously entered into that certain Amended and Restated Credit Agreement dated as of May 31, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 2013 and as amended by that certain waiver letter and amendment dated July 30, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) and certain other Loan Documents (as defined in the Credit Agreement) in connection therewith.

B.            The Borrowers have requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to (i) increase the maximum permitted amount of Senior Unsecured Notes to $600,000,000, (ii) amend the definition of “Issuance Related Borrowing Base Adjustment Amount” to provide (1) that the 25% Borrowing Base multiplier is applied to the principal amount of Issuance Related Debt and (2) a temporary amendment of the definition of Issuance Related Borrowing Base Adjustment Amount until the next quarterly Borrowing Base redetermination based on the September 30, 2013 Reserve Report, and (iii) permit the Borrowers, upon the consummation of the proposed acquisition of certain Oil and Gas Properties, to hedge incremental Proved Reserves by treating the Proved Reserves included in such Oil and Gas Properties as if they were included in the June 30, 2013 Reserve Report and the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement on the terms and conditions contained in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Borrowers, the Required Lenders and the Administrative Agent agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

Third Amendment to Sanchez

Amended and Restated Credit Agreement

2.             Specific Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(i)            The following defined terms are hereby added to Section 1.02 of the Credit Agreement in the proper alphabetical order:

“’Rock Oil Properties’ means Oil and Gas Properties located in McMullen County, Texas which may be acquired by a Borrower or Subsidiary of a Borrower from Rock Oil Company, LLC.”

“’Second Amendment’ means that certain waiver letter and amendment dated July 30, 2013 among the Borrowers, the Lenders and the Administrative Agent.”

“’Third Amendment’ means that certain Third Amendment to Amended and Restated Credit Agreement dated the Third Amendment Effective Date among the Borrowers, the Required Lenders and the Administrative Agent.”

“’Third Amendment Effective Date’ means September 11,  2013.”

(ii)           The defined term “Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“’Agreement’ means this Credit Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, and as the same may from time to time be amended, modified, supplemented or restated.”

(iii)          The defined term “Issuance Related Borrowing Base Adjustment Amount” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“’Issuance Related Borrowing Base Adjustment Amount’ means (i) zero, in the case of the issuance of any Senior Unsecured Notes after September 1, 2013 and on or before the earlier of (y) January 1, 2014 and (z) the effective date of the Borrowing Base redetermined in connection with the Scheduled Quarterly Redetermination for the fourth quarter of 2013 and (ii) an amount equal to 25% of the net increase in Issuance Related Debt upon the Borrowers’ or any of their Subsidiaries’ incurrence of Issuance Related Debt whether comprised of a Second Lien Loan in excess of $50,000,000, a Bridge Loan, a Bridge Securities or Takeout Loan or the issuance of Senior Unsecured Notes (other than as described in clause (i)) after giving effect to any repayment of the Second Lien Loan and/or the Bridge Loan out of the proceeds thereof in accordance with Section 9.02(b)(ii), Section 9.02(b)(iv) or Section 9.02(b)(v) if and as applicable.  By way of example with respect to the incurrence of Issuance Related Debt other than as described in clause (i) of the preceding sentence: (a) if the Borrowing Base was $175 million, the outstanding principal amount of the Second Lien Loan was $50 million, the Bridge Loan had not been funded, no Senior Unsecured Notes had been issued and the Borrowers borrowed an additional $20 million principal from the funding of a Second Lien Loan, the Issuance Related Borrowing Base Adjustment Amount would be $5 million (or 0.25 times the $20 million incremental principal amount of Second Lien Loans in excess of $50 million) and the resulting Borrowing Base would be $170 million (or $175 million minus $5 million); (b) if the Borrowing Base was $175 million, the outstanding principal amount of the Second Lien Loan was $50 million, and the Borrowers borrowed $150 million principal amount of the Bridge Loan, the Issuance Related Borrowing Base Adjustment Amount would be $25 million (or 0.25 times the quantity equal to the excess of the $150 million principal funded over the $50 million of Second Lien Loan repaid) and the resulting Borrowing Base would be $150 million (or $175 million minus $25 million); and (c) if the Borrowing Base was $150 million, the Second Lien Loan had been repaid in full, the outstanding principal amount of the Bridge Loan was $150 million and the Borrowers issued $350 million principal amount of Senior Unsecured Notes, the Issuance Related Borrowing Base Adjustment Amount would be $50,000,000 (or 0.25 times the quantity equal to the excess of the $350 million principal of Senior Secured Notes over the $150 million of Bridge Loan repaid) resulting in a Borrowing Base of $100 million (or $150 million minus $50 million).”

(iv)          The defined term “Senior Unsecured Notes in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“‘Senior Unsecured Notes’ means senior unsecured notes in an aggregate principal amount not to exceed $600,000,000 issued or to be issued by Sanchez, and guaranteed by the other Borrowers and their Subsidiaries, in one or more Rule 144A or other private placement offerings.”

(v)                                 Section 9.02(b)(v) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(v)  Debt of Borrowers and their respective Subsidiaries with respect to the Senior Unsecured Notes; provided that (A) the principal amount outstanding under the Senior Unsecured Notes, shall not, at any time, exceed $600,000,000, (B) the Senior Unsecured Notes are unsecured, (C) proceeds of the Senior Unsecured Notes are used to prepay the Second Lien Loan (if then outstanding) in full or if no Second Lien Loan is then outstanding, to prepay the Bridge Loan in full and to repay other Debt of the Borrowers and to finance general corporate purposes including financing transaction costs, and (D) the Borrowing Base shall be adjusted as of the date of the issuance of the Senior Unsecured Notes by the Issuance Related Borrowing Base Adjustment Amount, if any, and if the

total Credit Exposures exceeds the Borrowing Base as adjusted, the Borrowers shall comply with Section 3.04(c)(i);”

(vi)                              Section 9.17 of the Credit Agreement is hereby amended by deleting all of clause (b) preceding clause (b)(ii) in its entirety and substituting therefor the following:

“(b) Swap Agreements (other than floor or put options) in respect of commodities with an Approved Counterparty that are limited to notional quantities at any time no more than (i) during the first two years following such time the greater of (x) ninety percent (90%) of the value of proved developed producing reserves included in the then most recently delivered Reserve Report (plus, if the Borrowers (or one of their Subsidiaries) acquire the Rock Oil Properties, for purposes of determinations of compliance with this Section 9.17(b) based on the Reserve Report preceding the acquisition of the Rock Oil Properties, ninety percent (90%) of the value of proved developed producing reserves included in the reserve report for the Rock Oil Properties, as calculated by the Borrowers’ chief petroleum engineer) and (y) fifty percent (50%) of Borrowers’ total Proved Reserves (plus, if the Borrowers (or one of their Subsidiaries) acquire the Rock Oil Properties, for purposes of determinations based on the Reserve Report preceding the acquisition of the Rock Oil Properties, fifty percent (50%) of the value of total Proved Reserves included in the reserve report for the Rock Oil Properties, as calculated by the Borrowers’ chief petroleum engineer) (such amounts computed on a semi-annual basis and calculated on a product-by-product basis),”

3.             Borrowers’ Ratification.  Each of the Borrowers hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect. Nothing in this Third Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of any of the Lenders, the Issuing Bank or the Administrative Agent created by or contained in any of such documents nor is any Borrower released from any covenant, warranty or obligation created by or contained herein or therein.

4.             Guarantors’ Ratification.  Each Guarantor by its execution in the space provided below under “ACKNOWLEDGED for purposes of Section 4” hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of the Obligations, and its execution and delivery of this Third Amendment does not indicate or establish an approval or consent requirement by any Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than the Guaranty or any other Loan Document to which a Guarantor is a party).

5.             Conditions to Effectiveness of Third Amendment.  This Third Amendment shall be effective upon the satisfaction, in the Administrative Agent’s sole discretion, of the following conditions precedent:

(i)            The Administrative Agent shall have executed, and shall have received from each of the Borrowers and the Required Lenders duly executed signature pages to, this Third Amendment, and shall have received a duly executed acknowledgement of Section 4 of this Third Amendment from each Guarantor;

(ii)           the Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request; and

(iii)          the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

6.             No Implied Amendment, Waiver or Consent. This Third Amendment shall not constitute an amendment or waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers that would require a waiver or consent of the Lenders or Required Lenders, as applicable, or an amendment or modification to any term of the Loan Documents except as expressly stated herein.

7.             Miscellaneous.  This Third Amendment is a Loan Document.  Except as affected by this Third Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement, as amended by this Third Amendment, and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement.  All references to the Credit Agreement will refer to the Credit Agreement as amended by this Third Amendment and any other amendments properly executed among the parties.  Borrowers agree that all Loan Documents to which they are a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence their respective legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Third Amendment or are amended in connection with this Third Amendment).  AS A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS THIRD AMENDMENT, BORROWERS RELEASE THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, TRUSTEES, AGENTS AND ATTORNEYS FROM ANY LIABILITY FOR ACTIONS OR FAILURES TO ACT IN CONNECTION WITH THE LOAN DOCUMENTS PRIOR TO THE THIRD AMENDMENT EFFECTIVE DATE.  NO COURSE OF DEALING BETWEEN BORROWERS OR ANY OTHER PERSON, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT, ISSUING BANK AND THE LENDERS, ON THE OTHER, WILL BE DEEMED TO HAVE ALTERED OR AMENDED THE CREDIT AGREEMENT OR AFFECTED EITHER BORROWERS’,

THE ADMINISTRATIVE AGENT’S, THE ISSUING BANK’S OR THE LENDERS’ RIGHT TO ENFORCE THE CREDIT AGREEMENT AS WRITTEN.  This Third Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

8.             Form.  Each agreement, document, instrument or other writing to be furnished to the Administrative Agent and/or the Lenders under any provision of this instrument must be in form and substance satisfactory to the Administrative Agent and its counsel.

9.             Headings. The headings and captions used in this Third Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Third Amendment, the Credit Agreement, or the other Loan Documents.

10.          Interpretation. Wherever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

11.          Multiple Counterparts.  This Third Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.  This Third Amendment shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the Loan Parties and Required Lenders.  This Third Amendment may be transmitted and/or signed by facsimile, telecopy or electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, all Lenders, the Administrative Agent and the Issuing Bank.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

12.          Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

SEP HOLDINGS III, LLC,
a Delaware limited liability company

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

SN MARQUIS LLC,
a Delaware limited liability company

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

SN COTULLA ASSETS, LLC,
a Texas limited liability company

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

Signature Page 1  to Third Amendment

ACKNOWLEDGED for the purposes stated in Section 4:

GUARANTORS:

SN OPERATING, LLC,
a Texas limited liability company

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

SN TMS, LLC,
a Delaware limited liability company

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Vice President and Principal
Accounting Officer

Signature Page 2  to Third Amendment

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as
Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency

LENDERS:

ISSUING BANK AND LENDER:

ROYAL BANK OF CANADA

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

COMPASS BANK

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Executive Vice President

Signature Page 3  to Third Amendment

SUNTRUST BANK

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Director

ING CAPITAL LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

IBERIABANK

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Executive Vice President

Signature Page 4  to Third Amendment

UNION BANK, N.A.

By:	/s/ Haylee Dallas
Name:	Haylee Dallas
Title:	Vice President

SOCIÉTÉ GENÉRALÉ

By:	/s/ Graeme Bullen
Name:	Graeme Bullen
Title:	Managing Director

Signature Page 5  to Third Amendment